SCHEDULE 14A - INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[_]  Preliminary proxy statement

[_] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to ss. 240.14a-12


                          Temecula Valley Bancorp Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

   ----------------------------------------------------------------------------

2)   Aggregate number of securities to which transaction applies:

   ----------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   ----------------------------------------------------------------------------

4)   Proposed maximum aggregate value of transaction:

   ----------------------------------------------------------------------------

5)   Total fee paid:

   ----------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

   ----------------------------------------------------------------------------

2)   Form, Schedule or Registration Statement No.:

   ----------------------------------------------------------------------------

3)   Filing Party:

   ----------------------------------------------------------------------------

4)   Date Filed:

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


                               [GRAPHIC OMITTED]



                                 April 18, 2006

Dear Shareholder:

                  I am pleased to invite you to the 2006 Annual Meeting of Shareholders of Temecula Valley Bancorp Inc. We will hold the meeting at 6:00 p.m. on Tuesday, May 23, 2006 at our main office located at 27710 Jefferson Avenue, Suite A100, Temecula, California 92590.

                  This booklet contains the Notice of Annual Meeting and the Proxy Statement and is accompanied by a proxy card. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Temecula Valley Bancorp Inc. and its principal subsidiary, Temecula Valley Bank.

                  I hope that you can join us on the 23rd of May. Whether or not you plan to attend, please sign and return your proxy card as soon as possible. Your opinion and your vote are important to us. Voting by proxy will not prevent you from voting in person if you attend the meeting, but it will ensure that your vote is counted if you are unable to attend. You may be eligible to vote electronically over the Internet or by telephone by following the instructions on the proxy card.

                                       Sincerely,



                                       Stephen H. Wacknitz
                                       President and Chief Executive Officer
                                       Chairman of the Board

                                [GRAPHIC OMITTED]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 23, 2006

     The 2006 Annual Meeting of Shareholders of Temecula Valley Bancorp Inc. will be held at 27710 Jefferson Avenue, Suite A100, Temecula, California 92590 at 6:00 p.m. on Tuesday, May 23, 2006 for the following purposes:

1. To elect seven directors to serve on our Board of Directors until the 2007 Annual Meeting of Shareholders or until their successors have been duly elected and qualified.

2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record of our common stock at the close of business on March 31, 2006, the record date, are entitled to vote at the meeting.

     You are urged to sign and return the enclosed proxy card as promptly as possible, whether or not you attend the meeting in person. The enclosed proxy card is solicited by our Board of Directors. Any shareholder giving a proxy may revoke it prior to the time it is voted by filing a written revocation or duly executed proxy card bearing a later date with our Secretary, or by revoking all previously signed and filed proxies and attending the meeting and voting in person.

     A list of shareholders entitled to vote at the meeting will be available for inspection at our executive offices. Shareholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or other letter from that firm confirming their ownership of shares as of the record date.

     A copy of our annual report is enclosed with this notice. Additional copies may be obtained, without charge, by contacting Donald A. Pitcher, our Chief Financial Officer and Secretary at (951) 694-9940, 27710 Jefferson Avenue, Suite A100, Temecula, California 92590.

                                             By Order of the Board of Directors:


Temecula, California                         Donald A. Pitcher
April 18, 2006                               Secretary

                                TABLE OF CONTENTS



         INTRODUCTION
2

         ABOUT THE MEETING                                                 2

         BENEFICIAL OWNERSHIP                                              7

         PROPOSAL 1 - ELECTION OF DIRECTORS                                9

         INFORMATION ABOUT CORPORATE GOVERNANCE AND
         OUR DIRECTORS AND EXECUTIVE OFFICERS                             11

         EXECUTIVE OFFICERS AND COMPENSATION                              19

         EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2005     25

         COMMON STOCK PERFORMANCE CHART                                   30

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE          32

         ADDITIONAL INFORMATION                                           32

         OTHER MATTERS
33

         ANNUAL REPORT
33


APPENDIX - NOMINATING COMMITTEE CHARTER

                          TEMECULA VALLEY BANCORP INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 23, 2006



                                  INTRODUCTION

Our Board of Directors is soliciting proxies for this year's Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Our Board of Directors set the close of business on March 31, 2006 as the record date for the Annual Meeting. Shareholders who were the record holders of Temecula Valley Bancorp Inc. common stock as of that date are entitled to vote at the meeting, with each share entitled to one vote. There were 8,977,771 shares of our common stock outstanding on March 31, 2006, held of record by approximately 430 registered shareholders.

Voting materials, which include this proxy statement, a proxy card and the 2005 Annual Report, are being mailed to shareholders on or about April 18, 2006.

                                ABOUT THE MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you owned shares of our common stock as of the close of business on March 31, 2006. This proxy statement describes issues on which we would like you to vote.

When you sign the proxy card, you appoint Dr. Steven W. Aichle and Mr. Neil M. Cleveland as your representatives at the meeting. Dr. Aichle and Mr. Cleveland, or their substitutes, will vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the meeting.

Who is soliciting my proxy and who is paying the cost of solicitation?

Our Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at our 2006 Annual Meeting. Certain directors, officers and employees of our Company may solicit proxies by mail, facsimile or in person.

Temecula Valley Bancorp Inc. will pay for the costs of solicitation. We do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of our common stock. However, we reserve the right to hire special employees or paid solicitors to assist us in obtaining proxies if we believe it is necessary to secure a quorum.

What am I voting on?

At the Annual Meeting you will be asked to vote on the re-election of our existing seven directors to serve on our Board of Directors until the 2007 Annual Meeting of Shareholders or until their successors have been duly qualified and elected.

Who is entitled to vote?

Only shareholders who were owners of record of our common stock as of the close of business on March 31, 2006 are entitled to receive notice of the Annual Meeting and to vote the shares that they held on that date at the meeting, or any postponements or adjournments of the Annual Meeting.

How many votes do I have?

Each share of common stock entitles the holder of record to one vote on any matter coming before the Annual Meeting. In voting for directors, however, shares may be voted cumulatively as described below. On any matter other than the election of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares that the shareholder is voting affirmatively, then it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote.

How do I vote?

You may vote your shares either in person at the Annual Meeting or by proxy. At the Annual Meeting, you can obtain a ballot. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope provided or follow the instructions for Internet or Telephonic voting, if you are eligible, on the enclosed proxy card. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the Annual Meeting will need to obtain proxy materials from the institution that holds their shares or instruct their broker or nominee how to vote.

Can I change my vote after I return my proxy card?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised at the meeting by filing with our Secretary at our main office either a notice of revocation or another signed proxy card or ballot bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the recommendations of Board of Directors?

Our Board of Directors recommends a vote FOR the election of all of the nominated directors listed in this proxy statement. Unless you give other instructions on your proxy card, Dr. Aichle and Mr. Cleveland, as the persons named as proxy holders on the proxy card, will vote as recommended by our Board of Directors.

If any other matters are considered at the meeting, Dr. Aichle and Mr. Cleveland will vote as recommended by the Board of Directors. If the Board of Directors does not give a recommendation, Dr. Aichle and Mr. Cleveland will have discretion to vote as they think best.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are registered in your name and you do not return your proxy card or do not vote in person at the Annual Meeting, your shares will not be voted.

If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares at this meeting on the election of directors.

How many shares must be present to hold the Annual Meeting?

A majority of our outstanding shares of common stock as of March 31, 2006 (a quorum) must be present at the Annual Meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if a shareholder is present and votes in person at the meeting or has properly submitted a proxy card. As of March 31, 2006, the record date for the Annual Meeting, 8,977,771 shares of our common stock were outstanding and eligible to vote.

What vote is required to elect directors?

The seven director nominees who receive the highest number of FOR votes will be elected. You may vote FOR all or some of the nominees or WITHHOLD AUTHORITY for all or some of the nominees.

Each shareholder may be entitled to exercise cumulative voting rights in connection with the election of directors. In such case, each shareholder would be entitled to as many votes as equals the number of shares of common stock held by such shareholder multiplied by the number of directors to be elected, and such shareholder could cast all of such votes for a single nominee or could distribute them among two or more nominees. For example, if you own 10 shares of common stock of our Company and seven directors are being elected, you have 70 votes - you can cast all of them for one nominee, or split them among two or more nominees if you so choose. No shareholder, however, shall be entitled to cumulate votes (that is, cast for any one or more nominees a number of votes greater than the number of shares of common stock of our Company held by such shareholder) unless the name(s) of the nominee(s) has (have) been placed in nomination prior to the commencement of the voting and a shareholder has given notice at the meeting prior to the voting of the intention to cumulate votes.

If any shareholder has given notice to cumulate votes, all shareholders may cumulate their votes for nominees, in which event votes represented by proxies delivered pursuant to this proxy statement may be cumulated, in the discretion of the proxy holders, in accordance with the recommendation of the Board of Directors. Discretionary authority to cumulate votes in that event is, therefore, solicited in this proxy statement. The person or persons holding the proxies solicited by our Board of Directors will exercise their cumulative voting rights, at their discretion, to vote the shares covered by the proxies they hold in such a way as to ensure the election of as many of the seven nominees of the Board of Directors as they deem possible. This discretion and authority of the proxy holders may be withheld by checking the box on the proxy card marked "withhold authority for all nominees." However, such an instruction will also deny the proxy holders the authority to vote for any or all of the nominees of the Board of Directors, even if cumulative voting is not called for at the Annual Meeting.

You may choose to withhold from the proxy holders the authority to vote for any of the individual candidates nominated by our Board of Directors by marking the appropriate box on the proxy card and filling in the circle next to the names of the disfavored candidates as they appear on the proxy card. In that event, the proxy holders will not cast any of your votes for candidates whose names have been indicated by filling in the circle, whether or not cumulative voting is called for at the Annual Meeting. However, the proxy holders will retain the authority to vote for the candidates nominated by the Board of Directors whose names have not been struck out or otherwise indicated as disfavored by filling in the circle and for any candidates who may be properly nominated at the Annual Meeting. If you wish to specify the manner in which your votes are allocated in the event of cumulative voting, you must appear and vote in person at the Annual Meeting. Ballots will be available at the Annual Meeting for shareholders who desire to vote in person.

How can I make a nomination?

Nominations made other than by the Board of Directors may be made by notification in writing delivered or mailed to our principal offices in accordance with Section 3.3 of our bylaws which can be accessed through our filings with the Securities and Exchange Commission ("SEC") or by contacting us and requesting a copy.

Can I vote on other matters?

Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. However, subject to the provisions of applicable law and our bylaws, as more fully discussed below, any proper matter may be presented at the meeting for action. The proxy holders will use their discretion in voting on any such matters. You may vote on such matters only by attending the Annual Meeting and voting in person.

When are shareholder proposals due?

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 ("Exchange Act"), proposals by our shareholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our 2007 annual meeting must be delivered to our Secretary at our principal offices no later than December 15, 2006, in order to be considered for inclusion in our proxy materials relating to our 2007 annual shareholders meeting. In addition to these advance notice requirements, there are other requirements that a shareholder must meet in order to have a proposal included in our proxy statement under SEC rules. For all other proposals by our shareholders to be timely and proper, a shareholder's notice must be delivered to, or mailed and received at, our principal executive offices in accordance with the advance notice provisions and other requirements of our bylaws and applicable law. Our bylaws provide that for our 2006 annual meeting, the notice must be delivered or received no later than April 30, 2006. For future proposals, our bylaws provide that proposals may be made by any shareholder who timely and completely complies with the notice procedures contained in our bylaws, was a shareholder of record at the time of giving notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for shareholder action and the shareholder otherwise complies with the provisions of our bylaws and applicable law. However, shareholder nominations of persons for election to our Board of Directors at a special meeting may only be made if our Board of Directors has determined that directors are to be elected at the special meeting.

To be timely, a shareholder's notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our Secretary at our principal executive offices not later than:

         (i) in the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting of shareholders. However, if the date of the current year's meeting has changed more than 30 days from the date of the prior year's meeting, then in order for the shareholder's notice to be timely it must be delivered to our Secretary a reasonable time before we mail our proxy materials for the current year's meeting. For purposes of the preceding sentence, a "reasonable time" coincides with any adjusted deadline we publicly announce;

         (ii) in the case of a special meeting, the close of business on the seventh day following the day on which we first publicly announce the date of the special meeting.

Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.


                              BENEFICIAL OWNERSHIP

Are there any beneficial owners of more than 5% of our outstanding stock?

To our knowledge, one shareholder beneficially owned more than 5% of the outstanding shares of our common stock as of the record date. He is listed in the table below.

How much stock does our directors and executive officers beneficially own?

The following table shows, as of March 31, 2006, the amount of our common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) each of the current executive officers of our Company and Temecula Valley Bank ("Bank") named in the Summary Compensation Table below; (c) the one person known to us to be the beneficial owner of more than 5% of our common stock; and (d) all of our and the Bank's directors, our director nominees, and the Company and the Bank Executive Officers(1) as a group.

Except as otherwise noted, we believe that the beneficial owners of the shares listed in the following table, based on information furnished by such owners, have or share with a spouse voting and investment power with respect to the shares. Percentages are based on 8,977,771 shares of common stock outstanding as of March 31, 2006.

As used throughout the proxy statement, the term "Executive Officer," except as otherwise noted, means the Bank's President/Chief Executive Officer, Chief Operating Officer, Chief Administrative Officer, Chief Credit Officer, Senior Loan Officer, Chief Financial Officer, Real Estate Manager, Director of Finance and SBA, East County Regional Manager, East County Manager, North County Regional Manager and SBA National Sales Manager. An officer who does not participate in major policy-making functions or is not otherwise in charge of a principal business unit, division or function of the Bank is not included in the definition of the term "Executive Officer." There are other officers of the Bank with a title of Executive Officer that do not fall within this definition because they do not participate in major policy-making functions or are not otherwise in charge of a principal business unit, division or function of the Bank.

The business or mailing address for each listed person is 27710 Jefferson Avenue, Suite A100, Temecula, CA 92590. For purposes of the table below, a person is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. Also, for purposes of computing the percentage of outstanding shares held by each person named above on a given date, any security that such person has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

                                                                       Common
                                                                       Shares Owned     Percent
Name & Position                                                        Beneficially     of Class

Dr. Steven W. Aichle, Nominee/Director, Company/Bank                 318,202  (1)          3.48%
Dr. Robert P. Beck, Nominee/Director, Company/Bank                   210,576  (2)          2.34%
Neil M. Cleveland, Nominee/Director, Company/Bank                    166,402  (3)          1.83%
George Cossolias, Nominee/Director, Company/Bank                      17,202  (4)          0.19%
Robert R. Flores, Jr., EVP/SBA National Sales Manager                  6,666  (5)          0.07%
Thomas P. Ivory, SEVP/East County Reg. Mgr., Bank                     18,000  (6)          0.20%
Luther J. Mohr, Nominee/Director, Company/Bank                       433,625  (7)          4.73%
Thomas M. Shepherd, SEVP/Chief Credit Officer                         56,665  (8)          0.63%
Stephen H. Wacknitz, Nominee/Director/Pres/CEO/COB,
       Bank/Company/5% Shareholder of Company                        784,278  (9)          8.46%
Scott J. Word, EVP/SLO, Bank                                          79,597 (10)          0.88%
Richard W. Wright, Nominee/Director, Company/Bank                    195,020 (11)          2.14%


ALL DIRECTORS AND
EXECUTIVE OFFICERS (18 in number)                                  2,450,682              24.18%

(1)       Includes 168,714 shares of common stock underlying stock options.
(2)       Includes 22,000 shares of common stock underlying stock options.
(3)       Includes 139,000 shares of common stock underlying stock options.
(4)       Includes 8,000 shares of common stock underlying stock options.
(5)       Includes 6,666 shares of common stock underlying stock options.
(6)       Includes 5,000 shares of common stock underlying stock options.
(7)       Includes 195,000 shares of common stock underlying stock options.
(8)       Includes 56,665 shares of common stock underlying stock options.
(9)       Includes 294,108 shares of common stock underlying stock options.
(10)      Includes 34,997 shares of common stock underlying stock options.
(11)      Includes 120,000 shares of common stock underlying stock options.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

How many directors are nominated?

Our bylaws provide that the number of directors to be elected by the shareholders will be at least five and not more than nine. Under our bylaws, our Board of Directors has authority to decide the exact number of directors to be elected within these limits. Our Board has fixed the number of directors to be elected at the Annual Meeting at seven and, upon the recommendation of the Nominating Committee, has nominated the persons listed on the following page for election as directors to serve until the 2007 annual meeting or until their successors are elected.

What happens if a nominee refuses or is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board or designate a replacement nominee. If the Board of Directors designates a substitute, shares represented by proxy will be voted FOR the substitute nominee unless the proxy withholds authority to vote for all nominees listed. The Board of Directors presently has no knowledge that any of the nominees will refuse or be unable to serve.

Who are the nominees?

Information regarding each of the nominees is provided below, including each nominee's name and age, principal occupation during the past five years, and the year first elected as a director of the Bank and our Company. All of the nominees are presently directors of our Company and the Bank.

                           Year First
                           Elected to
                           Bank/Com-
Name/Age                   pany Board   Business Experience During Past Five Years and Other Information
-------------------        ----------   ----------------------------------------------------------------
Steven W. Aichle           1996/2002    Business and civic leader in the community and
62                                      surrounding communities of the Bank for the last 24
                                        years; Founded Avocado Animal Hospital, Fallbrook, CA
                                        in 1974 and continues as owner/veterinarian;
                                        Owner/Founder of Fallbrook Fine Art Gallery since 1985.

Robert P. Beck             1996/2002    Opened practice in 1970 as the first dentist in Temecula,
61                                      California; has been involved in the Chamber of Commerce
                                        and civic affairs throughout his years in Temecula.

Neil M. Cleveland          1996/2002    Involved in the brokerage, development, management and
54                                      consulting business relative to commercial and industrial
                                        real estate principally in Southern CA.; Co-owner of Rancho Land
                                        Associates since 1980.

George Cossolias           2004/2004    Certified Public Accountant with own practice since 1964.
70                                      Member of American Institute of Certified Public Accountants
                                        since 1972.  Member, Society of California Accountants since 1985 and served as its president of local chapter and as lieutenant governor for
                                        Southern California district. Expertise in taxation and estate/trust execution. Mr. Cossolias is a trustee of the following funds: Sycuan
                                        Funds, Wireless Fund and Blue Chip Investor Funds.

Luther J. Mohr             1996/2002    Retired from officer positions with the Bank in April 2005;
70                                      Chief Operating Officer of the Bank from 1996 to 2005 and of the
                                        Company from 2002 to 2005; SVP/Administrative Officer at
                                        Fallbrook National Bank, Fallbrook, CA 1990 to 1995; various times SVP, Area Administrator, and Corporate Services Mgr for
                                        Torrey Pines Bank, Solana Beach, CA 1981 to 1990; VP/Mgr of
                                        the Fallbrook office 1977 to 1980 with Rancho Santa Fe
                                        Savings and Loan. Various other banking positions
                                        beginning in 1956.

Stephen H. Wacknitz        1996/2002    President/Chief Executive Officer/Chairman of the Bank since
66                                      1996 and of the Company since 2002; Pres/CEO at Fallbrook National Bank,
                                        Fallbrook, CA 1984 to 1995, SVP/Senior Senior Loan Officer 1982 to 1984 at
                                        Rancho Vista National Bank, CA; VP/Mgr 1977 to 1982 at Grossmont Bank, CA.
                                        Various other banking positions beginning in 1962.

Richard W. Wright          1996/2002    Since 1994, self-employed manager of real estate investments.
77                                      From 1989 to 1994, insurance inspector for P.E. McKinney,
                                        Inc., Reseda, CA; 1987 to 1989, insurance agent with Glen-Fed Insurance;
                                        1986 to 1987, insurance agent for Western Financial Savings Bank and Great
                                        American\Wilshire Federal Savings and Loan; 1964 to 1986, VP of Los Angeles
                                        Federal Savings and Pres. of the Insurance Brokerage of Los Angeles
                                        Federal Savings.

                   INFORMATION ABOUT CORPORATE GOVERNANCE AND
                      OUR DIRECTORS AND EXECUTIVE OFFICERS

Our Board of Directors

The Board of both our Company and the Bank oversees our business and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. A majority of the directors of each of the Bank and our Company meet the independence standards in accordance with the NASDAQ corporate governance listing standards. The independent directors are Steven W. Aichle, Robert P. Beck, George Cossolias and Richard W. Wright. The directors keep themselves informed through, among other things, discussions with the Chief Executive Officer (who is also a Board member), other key executives and our principal advisors (legal counsel, outside auditors and other consultants), by reading reports and other materials that we send them and by participating in Board and committee meetings. The Board of Directors of our Company and the Bank met 12 times in person during 2005; the Bank's Board participated in telephone approvals, followed by ratification of such action at subsequent Bank Board meetings on two occasions. Each director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served of both our Company and the Bank. As required under NASDAQ listing standards, the Company's independent directors meet at least two times annually in executive sessions in which only independent directors are present.

Shareholder Communications to Our Board

Our Board has an informal process in place for our shareholders to communicate with directors. Any shareholder can communicate with one or more members of our Board of Directors by mailing or delivering any such communication as follows:
Board of Directors, Temecula Valley Bancorp Inc., 27710 Jefferson Avenue, Suite A100, Temecula, California 92590. Any such communication will be reviewed by appropriate personnel and promptly forwarded to our Chairman and/or to the appropriate director. Communications that relate to our accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee.

Attendance at Shareholders Meetings

It is our policy to have all our Board members attend our shareholders meetings. Last year, all of our seven directors attended the 2005 annual meeting.

Committees

The Board has appointed a Nominating Committee, an Executive Committee, a Stock Option Committee, an Audit Committee and an Executive Officer Compensation Committee, among others. Pursuant to authority provided in the stock option plans of the Company, the full Board performs the stock option tasks that the Stock Option Committee might otherwise perform.

Nominating Committee

The members of the Nominating Committee are Steven W. Aichle, Robert P. Beck (Chairman), George Cossolias and Richard W. Wright. All of the members meet the independence standards in accordance with the NASDAQ corporate governance listing standards. The Nominating Committee Charter, as set forth at Appendix I to this Proxy Statement, adopted by the Board upon the recommendation of the Nominating Committee, provides that any nominee, whether suggested by one of our shareholders or by a member of our Board, will receive the same consideration so long as the recommending shareholders represent at least five percent of our outstanding voting securities and such securities have been held for at least one year prior to the time of such nomination. In the event a nomination is made by holders of less than five percent or holders that have held our stock for less than one year, the Board is under no obligation to consider the proposed candidate but it may do so in its sole discretion.

         The Nominating Committee and the Board will consider candidates recommended by our shareholders as soon as is practical after the recommendation is received, generally at the next scheduled Committee and Board meeting, upon a written submission of a list of the proposing shareholders showing ownership of at least five percent of our outstanding voting securities and the length of time the securities have been held by such shareholders. The written submission must also include the name of the person to be considered along with background information about the person and a description of why the person's service on the Board would be beneficial to us and our shareholders. All written submissions shall be conveyed to us in the manner described above under "Shareholder Communications to Our Board." The minimum qualifications, qualities and skills that the Nominating Committee and the Board believe must be met by any director candidate (including those that may be recommended by the Nominating Committee and approved by the Board) are as follows: 1) community banking Board experience or comparable experience; 2) understanding of financial matters, including the capability to read and understand a financial statement; and 3) an ability to support us through expertise, business development or as otherwise determined.

         Other functions of the Nominating Committee include: reviewing and assessing annually the performance of the Nominating Committee and the adequacy of the Nominating Committee Charter and recommending any proposed changes to the Board for approval; overseeing the evaluation of the Board members; recommending the appropriate Committee structure, Committee assignments and any changes to such assignments; and making periodic recommendations for improving the effectiveness of the Board and discussing annually with the Board its effectiveness. There were no meetings of the Nominating Committee in 2005. Before the Nominating Committee was established, the full Board performed the functions that a nominating committee might otherwise perform.

Executive Committee

         The Executive Committee may exercise all of the authority of the Board of Directors during the intervals between meetings of the Bank's or the Company's Board of Directors, except as otherwise required under law, the articles of incorporation or bylaws and as otherwise determined by the Board. Current members of the Executive Committee are: Steven W. Aichle, Neil M. Cleveland, Luther J. Mohr and Stephen H. Wacknitz (Chairman). There was one meeting of the Executive Committee in 2005.

Stock Option Committee

The Stock Option Committee or the full Board can administer our stock option plans, according to the terms of the plans, including but not limited to, identification of stock option recipients and specification of stock option terms. The Stock Option Committee members are Neil M. Cleveland (Chairman) and Richard W. Wright. The Stock Option Committee did not meet in 2005. All matters that would normally come before that committee were performed by the full Board of Directors of our Company except that when stock options are considered for our Executive Officers, our Executive Officer Compensation Committee makes recommendations to the full Board. Our Chief Executive Officer/President does not participate in any manner in the discussions and decisions relative to stock options that are considered for granting to him.

Audit Committee

The responsibilities of the Audit Committee are described in the Report of the Audit Committee set forth below. Current members of the Audit Committee, none of whom are officers or employees of our Bank or Company, are: Steven W. Aichle, Robert P. Beck, George Cossolias (Chairman) and Richard W. Wright. Our Board of Directors has determined that George Cossolias qualifies as an "audit committee financial expert" as that term is used in the rules and regulations of the SEC and as required in accordance with the NASDAQ corporate governance listing requirements. There were 12 meetings of the Audit Committee during 2005.

The Audit Committee is composed of four members of our Board of Directors who meet the independence standards in accordance with the NASDAQ corporate governance listing standards and the rules and regulations of the SEC. The Audit Committee recommends to the Board the selection and retention of our independent registered public accounting firm, and assists the Board in its oversight of the integrity of our financial statements. The Audit Committee oversees the performance of the independent registered public accounting firm in their conduct of the audit. The Audit Committee operates under a written charter prepared by the Audit Committee and adopted by the Board. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. The charter was filed as an appendix to our definitive proxy statement for our 2004 annual meeting.

The Audit Committee has met with representatives of management, legal counsel and the independent registered public accounting firm to further its understanding of applicable laws, rules and regulations.

The Audit Committee members do not act in the capacity of professional financial institutions auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in its report, expresses an opinion on the conformity of our annual financial statements to generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements and discussed such statements with management and the independent registered public accounting firm we engaged.

Report of the Audit Committee

Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended, including such firm's judgment about the quality as well as the acceptability of our accounting principles, as applied in our financial reporting.

Our independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent registered public accounting firm the firm's independence.

Based on the Audit Committee's above review of the audited financial statements and discussion with management and the independent registered public accounting firm, the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The Audit Committee also has approved the selection of our independent registered public accounting firm.

Respectfully submitted by the members of the Audit Committee:

Steven W. Aichle           Robert P. Beck   George Cossolias  Richard W. Wright
                                               (Chairman)

Executive Officer Compensation Committee

Decisions regarding the compensation of our Executive Officers, including those related to stock options, are considered by our Bank Executive Officer Compensation Committee and then recommended to the Bank's full Board for action. Current members of the Executive Officer Compensation Committee, none of whom are officers or employees of our Bank or Company, are: Steven W. Aichle, Robert
P. Beck, George Cossolias (Chairman) and Richard W. Wright. Chief Executive Officer/President Mr. Wacknitz does not participate in the discussions and decisions of the Executive Officer Compensation Committee or the Board relating to his performance or compensation. Until the Executive Officer Compensation Charter was adopted in May 2005, the full Board performed the functions that might otherwise be performed by the Executive Officer Compensation Committee. The Executive Officer Compensation Committee first met in 2006.

Executive Officer Compensation Committee Report

Compensation Policies. Our executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on shareholders' equity. The Executive Officer Compensation Committee and the Board believe that this performance goal, and the long-term interests of our shareholders, are best achieved by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Executive Officer Compensation Committee and the Board believe that our Executive Officer compensation policies are consistent with this policy.

In addition, the Executive Officer Compensation Committee and the Board believe that while our compensation programs should reflect the philosophy that executive compensation levels be linked to our performance, such compensation programs should also be competitive and consistent with those provided to others holding positions of similar responsibility in the banking and financial services industry. Our compensation plans are designed to assist us in attracting and retaining qualified executive officers critical to our long-term success, while enhancing their incentives to perform to their maximum capability of increasing profitability and maximizing shareholder value.

In setting annual compensation levels for Executive Officers, the Executive Officer Compensation Committee and the Board reviewed and analyzed the following factors:

o        responsibilities of the position
o performance of the individual and his or her general experience and qualifications
o overall financial performance (including return on equity, return on assets and achievement of the profit plan) of our Company for the previous year and the contributions to such performance by the individual or his or her department
o        officer's total compensation during the previous year
o compensation levels paid by comparable companies in the financial services industry
o officer's length of service with our Company o officer's effectiveness in dealing with external and internal relationships

Our Executive Officer Compensation Committee and Board believe that the compensation of the Executive Officers is competitive with compensation levels paid by comparable companies in the financial services industry.

Long-Term Compensation Programs. While our Executive Officer Compensation Committee recommends and our Board establishes salary and bonus levels based on the above described criteria, our Executive Officer Compensation Committee and Board also believe that encouraging equity ownership by Executive Officers further aligns the interests of the officers with the performance objectives of our shareholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options we granted pursuant to our Company's two existing stock option plans help achieve this objective and provide additional compensation to the officers to the extent that the price of our common stock increases over its fair market value on the date of option grant, and in the case of grants of non-qualified stock options, it may be additional compensation to the extent the recipient's options increase in value over the grant price, which may equal or be less than fair market value (but not less than 85% of fair market value on the date of grant). Through such plans, there will be an additional direct relationship between our performance and benefits to plan participants.

Through these various compensation programs, our Executive Officer Compensation Committee and our Board believe that we further our objectives of attracting, retaining and motivating the best qualified Executive Officers, which ultimately will serve to increase our profitability and maximize shareholder value.

Compensation of Chief Executive Officer. The base salary of our Chief Executive Officer was determined primarily by the terms of his employment agreement that became effective January 1, 2003 (see "Executive Employment Agreements"). The agreement provided for a base salary, subject to annual adjustments by the Board of Directors, and for a 7.5% annual bonus based upon our pre-tax pre-bonus income. At the request of Mr. Wacknitz, the agreement was amended on June 23, 2005 to provide for a reduction of the annual bonus to 6%. Further, at the request of Mr. Wacknitz and based upon the recommendation of the Executive Officer Compensation Committee and the approval of the Board, the agreement was amended on February 2, 2006 to provide for a reduction of the annual bonus to 5%.

Respectfully submitted by the members of our Executive Officer Compensation
Committee:

Steven W. Aichle           Robert P. Beck   George Cossolias  Richard W. Wright
                                               (Chairman)

Compensation Committee Interlocks and Insider Participation

Messrs. Wacknitz and Mohr are members of the Board of Directors and are current or former officers of our Company. Mr. Mohr retired from his officer positions on April 1, 2005. Messrs. Wacknitz and Mohr do not participate in discussions of the Board relating to their respective performance or compensation. None of the other members of the Board serve or have served as an officer or employee of our Company or the Bank. All members of the Board have engaged in loan transactions with the Bank, except Mr. Wacknitz and Mr. Mohr. All such loans were made in the ordinary course of business of the Bank. No other relationship required to be reported under the rules promulgated by the SEC exists with respect to the Board members acting in lieu of a Compensation Committee.

Lack of Incorporation of Certain Information

The Report of the Audit Committee, the Report on Executive Officer Compensation, the Common Stock Performance Chart and the assertion of independence of audit committee members, reported to you in this Proxy Statement, are not deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate that information by reference, and are not otherwise deemed filed under those acts.

How are directors compensated?

Prior to 2003, we did not compensate directors; however, they did receive options. In January 2003, each director of the Bank received a one-time payment of $10,000. Starting in February 2003, each Bank director received $1,000 per regular meeting. Beginning with the second meeting missed, in any calendar year, the fee is not paid. In February 2005, the $1,000 amount was increased to $1,500 and in February 2006, the fee was increased to $1,750. Beginning in May 2005, members of the Audit Committee began receiving $250 per month for services on this committee, in addition to the regular Board fees. This amount was increased to $350 per month effective February 2, 2006. Beginning in May 2005, members of the Directors' Loan Committee began receiving $250 per month for services on this committee, in addition to the regular Board fees. This amount was increased to $350 per month effective February 2, 2006. Each director who was then serving on the Bank's Board was granted non-qualified stock options to purchase shares (as adjusted for applicable stock dividends and splits) of our common stock over the last three years as follows:


                                                                                        Exercise Price
                                                                                        Per Share (85%
                                                                                        of Market Value
                                            Year              # of Shares each          on Date of Grant)
                                            ----              ----------------          -----------------
All Directors                               2003                  20,000                   $  9.35
All Directors*                              2004                  10,000                   $ 12.96
George Cossolias**                          2004                   6,578                   $ 12.96
All Directors                               2005                       0                   $     0
All Directors                               2006                   5,000                   $18.86

These options vested and became exercisable at the date of grant. The options may be exercised for a period of ten years after they vested. Options granted under our Company's 2004 Stock Incentive Plan are subject to earlier termination if Board service terminates.

         *   Other than Mr. Cossolias
         ** Mr. Cossolias joined the Board as a Director in July 2004.

                       EXECUTIVE OFFICERS AND COMPENSATION

Who are the Executive Officers of the Bank and our Company that are not also directors of the Bank and our Company?

                         First Year
Name/Age                 Employed      Business Experience During Past Five Years and Other Information
-----------------        -----------   ----------------------------------------------------------------
James W. Andrews         2002          Executive Vice President/Real Estate Manager of the Bank since
56                                     2002; Business Bank of California, San Bernardino, CA as EVP/
                                       Chief Credit Officer 1996 to 2002; EVP/Chief Credit Officer at
                                       International Savings Bank 1992 to 1995; 1987 to 1991 VP/Asst.
                                       Portfolio Quality Manager, SVP/Chief Internal Asset Review Officer;
                                       EVP/Chief  Credit Officer at Great American Bank. Various other banking positions 1972 to 1987.

Frank Basirico           2006          Senior Executive Vice President/Chief Administrative Officer
51                                     (formerly EVP) of the Bank since February 2006; EVP/Senior Loan
                                       Officer, Citizens Business Bank, Ontario, CA 1996 to 2006 and as
                                       Credit Administrator 1993 to 1996. Various other banking
                                       positions beginning in 1978.

Robert R. Flores, Jr.    2005          Executive Vice President/SBA National Sales Manager of the Bank
52                                     since 2005; Western Regional Sales Manager at Bank of Commerce/US Bank from
                                       1990 to 2005.

Thomas P. Ivory          2001          Senior Executive Vice President/East County Regional Manager
52                                     (formerly EVP) of the Bank since January 2001; SVP/Regional Mgr. at Scripps
                                       Bank, El Cajon, CA 1992 to 2001; SVP at Grossmont Bank, El Cajon, CA 1983 to
                                       1991. Various other banking positions beginning in 1974.

Timothy S. McDougal      2001          Executive Vice President /East County Manager of the
45                                     Bank since July 2005 and with the Bank from January 2001 to July 2005 as
                                       Senior Vice President; SVP, Scripps Bank, El Cajon, CA 1992 to 2001;
                                       VP, Grossmont Bank, El Cajon, CA 1987 to 1992; Security Pacific Bank,
                                       Escondido, CA from 1984 to 1987.

William H. McGaughey     2004          Senior Executive Vice President/Director of Finance and SBA
49                                     (formerly EVP/COO) of the Bank since November 2004; Director of Western States BankCard Association since 2003; SVP/ Secondary Marketing
                                       Manager, Bank of the West, Truckee, CA 1999 to 2004; SVP/Treasurer, Sierra West
                                       Bank, Truckee, CA 1994 to 1999; EVP/Chief Financial Officer, Truckee River
                                       Bank, Truckee, CA 1994; EVP/Chief Operating Officer, Truckee River Bank,
                                       Truckee, CA 1991 to 1994. Various other  banking, auditing and CPA positions beginning in 1979.


                         First Year
Name/Age                 Employed      Business Experience During Past Five Years and Other Information
-----------------        -----------   ----------------------------------------------------------------
Donald A. Pitcher        1996          Executive Vice President/Chief Financial Officer/Secretary
56                                    (formerly SVP) of the Bank since 1996 and the Company since 2002;
                                       VP/Controller and Acting CFO/Secretary, Fallbrook National Bank, Fallbrook, CA
                                       1990 to 1996; VP/Controller 1988 to 1990 at Torrey Pines Bank, Solana Beach, CA.
                                       Various other banking positions beginning in 1972.

Martin E. Plourd         2005          Executive Vice President /Chief Operating Officer (formerly
47                                     Community Banking Officer) of the Bank since July 2005; before July 2005,
                                       19 years at Valley Independent Bank, El Centro, CA, most recently as
                                       EVP/Community Banking beginning in 1997; before Valley Independent Bank,
                                       AVP with First Interstate Bank and Asst. Mgr. with Security Pacific Bank.

Donald L. Schempp        2005          Executive Vice President/North San Diego County Regional
57                                     Manager of the Bank since January 2005; Pres/North County Community
                                       Banking, First National Bank, San Diego, CA 2002 to 2004. Pres/CEO, Capital Bank
                                       of North County, Carlsbad, CA 1990 to 2002; Pres. at First National Bank of
                                       North County, Carlsbad, CA 1984 to 1990; EVP/Corporate Banking, Southwest Bank,
                                       Vista, CA 1974 to 1984. Various other banking positions beginning in 1970.

Thomas M. Shepherd       1998          Senior Executive Vice President/Chief Credit Officer (formerly
51                                     EVP) of the Bank since 1998; SVP-Branch Mgr. at California State Bank,
                                       Newport Beach, CA 1994 to 1998; SVP-Loan Administrator at Commerce Bank, Newport
                                       Beach, CA 1993 to 1994; SVP at Preferred Bank, Los Angeles, CA 1992 to 1993;
                                       Corporate SVP at Metrobank, Torrance, CA 1984 to 1991.

Scott J. Word            1996          Executive Vice President/Senior Loan Officer of the Bank
51                                     since 1996; North County Bank, Escondido, CA as SVP/Riverside County
                                       Business Banking Mgr.1994 to September 1996, SVP/Riverside County Regional
                                       Mgr. 1992 to 1994, VP/Mgr. 1980 to 1992.

         Are there any family relationships between any directors and any Executive Officers of our Company or the Bank?

No.

                           SUMMARY COMPENSATION TABLE

The following section describes the compensation that the Bank pays its Chief Executive Officer and the next four most highly compensated Executive Officers who received an annual salary and bonus of more than $100,000 during 2005 (the "Named Executives"). This section includes a detailed table showing compensation of the Named Executives for the last three years and information about stock options and other benefits.


---------------------------------------------------------------------------------------------------------------------------
                          Annual Compensation                                             Long Term Compensation
-----------------------------------------------------------------------  --------------------------------------------------
                                                                                 Awards          Payouts
                                                                         Restricted Securities                  All
      Name and                                             Other Annual    Stock    Underlying    LTIP         Other
     Principal                 Salary         Bonus        Compensation  Award(s)  Options/SARs  Payouts   Compensation
      Position        Year      ($)            ($)            ($)(1)        ($)         (#)        ($)          ($)
---------------------------------------------------------------------------------------------------------------------------
Robert R. Flores, Jr. 2005   $150,000    $  471,302 (1)    $6,874  (6)         $0        20,000      $0           $0
EVP/SBA National
Sales Manager
---------------------------------------------------------------------------------------------------------------------------
Thomas P. Ivory      2005    $170,000    $  112,661 (2)    $4,773  (7)                        0      $0           $0
SEVP/East County     2004    $167,500    $  104,765 (2)    $2,431  (7)         $0        15,000      $0           $0
Regional Manager     2003    $144,167    $   72,146 (2)    $2,264  (7)         $0        10,000      $0

---------------------------------------------------------------------------------------------------------------------------
Thomas M. Shepherd   2005    $175,000    $  100,000 (3)    $5,240  (8)                    5,000      $0           $0
SEVP/Chief Credit    2004    $165,000    $   50,000 (3)    $2,592  (8)         $0        10,000      $0           $0
Officer              2003    $152,500    $   30,000 (3)    $2,750  (8)         $0        10,000      $0
---------------------------------------------------------------------------------------------------------------------------
Stephen H. Wacknitz  2005    $325,000    $1,598,000 (4)   $49,492  (9)         $0        10,000      $0     $183,539 (11)
President/CEO        2004    $275,000    $1,172,000 (4)   $29,642  (9)         $0        50,000      $0      $47,615 (11)
                     2003    $230,000    $  608,200 (4)   $21,016  (9)         $0        20,000      $0      $23,076 (11)
--------------------------------------------------------------------------------------------------------------------------
Scott J. Word        2005    $175,000    $  100,000 (5)   $ 4,453 (10)                    5,000      $0           $0
EVP/Senior Lending   2004    $165,000    $   50,000 (5)   $ 1,279 (10)         $0        10,000      $0           $0
Officer              2003    $153,000    $   35,000 (5)   $ 1,592 (10)         $0        10,000      $0           $0
---------------------------------------------------------------------------------------------------------------------------


(1) $471,302 commission paid in 2005. Mr. Flores began his employment with the Bank in March 2005.
(2)  $72,146 commission paid in 2003; $104,765 commission paid in 2004; $112,661 commission paid in 2005.
(3) $30,000 bonus accrued in 2002, paid in 2003; $50,000 bonus accrued in 2003, paid in 2004; $100,000 bonus accrued in 2004, paid in 2005; $120,000 bonus accrued in 2005, paid in 2006.
(4) $608,200 bonus accrued in 2002, paid in 2003; $1,172,000 bonus accrued in 2003, paid in 2004; $1,598,000 bonus accrued in 2004, paid in 2005;
     $1,604,400 bonus accrued in 2005, paid in 2006.
(5) $35,000 bonus accrued in 2002, paid in 2003; $50,000 bonus accrued in 2003, paid in 2004; $100,000 bonus accrued in 2004, paid in 2005; $110,000 bonus accrued in 2005, paid in 2006.
(6) For 2005, includes non-cash compensation of $432 for non-cash split dollar agreement, and $6,442 for bank car usage.
(7) For 2003, non-cash compensation for bank car usage. For 2004, includes $2,038 for non-cash compensation for bank car usage and $393 for non-cash split dollar agreement. For 2005, $3,052 non-cash compensation for bank car usage, and $1,721 for non-cash split dollar agreement.
(8) For 2003, $2,750 non-compensation for bank car usage. For 2004, $2,250 non-compensation for bank car usage, and $342 for non-cash split dollar agreement. For 2005, $3,739 non-cash compensation for bank car usage, and $1,501 for non-cash split dollar agreement.
(9) For 2003, includes non-cash compensation of $4,386 for bank car usage, $8,820 for long term disability premiums and $7,750 for life insurance premiums. For 2004, includes non-cash compensation of $6,955 for split dollar agreement, $6,057 for bank car usage, $8,880 for long term disability premiums and $7,750 for life insurance premiums. For 2005, includes non-cash compensation of $38,188 for split dollar agreement, $3,554 for bank car usage, and $7,750 for life insurance premiums.
(10) For 2003, non-cash compensation for bank car usage. For 2004, $343 for non-cash split dollar agreement and $936 non-cash for bank car usage. For 2005, $2,952 non-cash compensation for bank car usage and $1,501 for non-cash split dollar agreement.
(11) For 2003, $23,076 unused vacation pay, paid in 2003. For 2004, $34,615 unused vacation pay, paid in 2004 and $13,000 paid in 2004 for Director's fees. For 2005, $39,039 unused vacation pay, paid in 2005, $19,500 for Director's fees, and $125,000 salary continuation plan payments.

         Option Grants and Exercises in 2005

The following two tables summarize grants to and exercises of options to purchase shares of our common stock during 2005 by the Named Executives and, with respect to option grants, the per share exercise price, the expiration date of the options and the grant date value of options held by such persons at December 31, 2005. The second table also provides information concerning the total number of securities underlying unexercised options and the aggregate dollar value of in-the-money unexercised options. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option. We did not re-price any options during 2005 or any prior year, and did not provide to executives stock appreciation rights.

This information includes hypothetical potential gains from stock options granted in 2005. These hypothetical gains are based entirely on assumed annual growth rates of 0%, 5% and 10% in the value of our common stock price over the ten-year life of the stock options granted in 2005. These assumed rates of growth were selected by the SEC for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and our future performance and prospects.

                                  INDIVIDUAL OPTION GRANTS IN THE LAST FISCAL YEAR (2005)


=============================================================================================================================
                                        % of Total
                            Number       Options                  Market       Potential Realizable Value
                              of        Granted To    Exercise    Price
                          Securities    Employees      or Base    on
                          Underlying    in Fiscal       Price     Date
                            Option      Year 2005      ($/Sh)     of                                             Expiration
         Name            Granted (#)       (1)            $       Grant                                            Date
                                                                   ($)
------------------------ ------------- ------------- ------------ -------- ------------------------------------ -------------
                                                                               0%          5%          10%
                                                                            ($) (2)     ($) (3)      ($) (4)
------------------------ ------------- ------------- ------------ -------- ----------- ----------- ------------ -------------
Robert R. Flores, Jr.      20,000 (5)        10.53%       $17.30   $17.30          $0    $217,598     $551,435   03/30/2015

------------------------ ------------- ------------- ------------ -------- ----------- ----------- ------------ -------------
Thomas P. Ivory                 0 (6)         0.00%          N/A      N/A         N/A         N/A          N/A      N/A

------------------------ ------------- ------------- ------------ -------- ----------- ----------- ------------ -------------
Thomas M. Shepherd          5,000 (7)         2.63%       $19.75   $19.75          $0     $62,103     $157,382   06/22/2015

------------------------ ------------- ------------- ------------ -------- ----------- ----------- ------------ -------------
Stephen H. Wacknitz        10,000 (8)         5.26%     $16.7875   $19.75     $29,625    $153,832     $344,389   06/22/2015

------------------------ ------------- ------------- ------------ -------- ----------- ----------- ------------ -------------
Scott J. Word               5,000 (9)         2.63%       $19.75   $19.75          $0     $62,103     $157,382   06/22/2015

======================== ============= ============= ============ ======== =========== =========== ============ =============



(1) Based on options to purchase 190,000 shares of common stock granted to employees during 2005.
(2) Presents the potential realizable value of the option shares, assuming the market price of the underlying security appreciates in value from the date of grant to the end of the option at the annualized rate of 0%.
(3) Presents the potential realizable value of the option shares, assuming the market price of the underlying security appreciates in value from the date of grant to the end of the option at the annualized rate of 5%.
(4) Presents the potential realizable value of the option shares, assuming the market price of the underlying security appreciates in value from the date of grant to the end of the option at the annualized rate of 10%.
(5) 6,666 each exercisable on 03/30/06 and 03/30/07 and 6,668 exercisable on 03/30/08.
(6)  No stock option grants in 2005.
(7) 1,666 each exercisable on 06/22/06 and 06/22/07 and 1,668 exercisable on 06/22/08.
(8)  Exercisable on 06/22/05.
(9) 1,666 each exercisable on 06/22/06 and 06/22/07 and 1,668 exercisable on 06/22/08.

                              [INTENTIONALLY BLANK]


       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                              OPTION VALUES (2005)

============================ ================================== ================================================================
                                     Exercised Shares                                 Unexercised Shares
---------------------------- ---------------------------------- ----------------------------------------------------------------
                                                                     # of             # of          Value of        Value of
                                                                  Securities       Securities      Unexercised    Unexercised
                                                                  Underlying       Underlying     In-the-Money    In-the-Money
                                                                  Unexercised      Unexercised     Options at      Options at
                                                                  Options at       Options at       Year End     Year End 2005
                             Shares Acquired                     Year End 2005    Year End 2005     2005 ($)          ($)
                             on Exercise (#)   Value Realized     Exercisable     Unexercisable   Exercisable    Unexercisable
           Name                                                                                        (1)            (1)
---------------------------- ----------------- ---------------- ---------------- ---------------- -------------- ---------------
Robert R. Flores, Jr.                       0               $0                0           20,000     $        0        $109,400
---------------------------- ----------------- ---------------- ---------------- ---------------- -------------- ---------------
Thomas P. Ivory                         5,332         $ 74,908            8,332           13,336     $   76,818        $114,465
---------------------------- ----------------- ---------------- ---------------- ---------------- -------------- ---------------
Thomas M. Shepherd                          0               $0           56,665           15,003     $  985,459        $104,500
---------------------------- ----------------- ---------------- ---------------- ---------------- -------------- ---------------
Stephen H. Wacknitz                         0               $0          272,551           38,279     $5,095,992        $287,860
---------------------------- ----------------- ---------------- ---------------- ---------------- -------------- ---------------
Scott J. Word                          24,000         $516,480           54,997           15,003     $1,022,901        $104,500
============================ ================= ================ ================ ================ ============== ===============

(1) Calculated based on the excess of the fair market value on December 31, 2005 of the common stock ($22.77) as reported on NASDAQ over the option exercise price.









                              [INTENTIONALLY BLANK]



                        EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2005



                             Number of securities to      Weighted average exercise    Number of securities
                             be issued upon exercise        price of outstanding        remaining available
                             of outstanding options,    options, warrants and rights        (excluding
      Plan Category            warrants and rights                                     securities reflected
                                                                                         in Col. (a)) for
                                                                                          future issuance
                                       (a)                           (b)                         (c)
Equity compensation plans
approved by security
holders                             1,572,961                       $7.41                     321,914


Equity compensation plans
not approved by security
holders

                                            0                           0                           0
                                   ----------                     -------                 -----------
Total                               1,572,961                       $7.41                    321,914
                                   ==========                                             ===========

         Retirement Benefits

Our Board of Directors approved Salary Continuation Agreements ("Agreements") for certain executives of the Bank. The Agreements are intended to encourage key employees of the Bank to continue their employment with the Bank and to encourage other qualified key employees to join and/or remain in the employ of the Bank, when entering such Agreements is deemed appropriate for the Bank. The Agreements in effect at December 31, 2005 for the Named Executives are as follows:


                        Age                                                                                Cash
                         on     Retire-             Estimated     Estimated                    Net       Surrender
                       Record   ment     Benefit    Duration of   Remaining     Accrual      Accrual       Value        Policy/
Executive Officers      Date    Age      per year   Benefit (yrs)   Benefit       2005       Balance      12/31/05   Death Benefits
-------------------   --------  ------  ----------- ------------- -----------   --------    ----------  ----------- ---------------
R. Flores                 52      65      $100,000      15        $ 1,500,000   $ 31,545    $   31,545  $ 1,577,246  $ 3,784,465
T. Ivory *                52     N/A           N/A     N/A                N/A   $      0    $        0  $   487,853  $ 1,163,442
T. Shepherd               51      65      $ 60,000      15        $   900,000   $ 23,661    $   61,316  $   458,090  $ 1,164,963
S. H. Wacknitz            66      70      $ 75,000      20        $ 1,500,000   $134,438    $  261,065  $ 3,778,371  $ 6,180,996
S. H. Wacknitz**          66      65      $125,000      20        $ 2,375,000   $ 85,988    $1,422,224  $ 2,397,536  $ 3,933,132
S. H. Wacknitz            66      70      $100,000      20        $ 2,000,000   $242,864      $242,864  $ 3,855,020  $ 6,063,813
S. Word                   51      65      $ 60,000      15        $   900,000   $ 23,854       $61,690  $   438,371  $ 1,115,119
                                          --------                -----------   --------    ----------  -----------  -----------

Total Participants (8)                    $520,000                $13,315,000   $723,442    $2,885,494  $17,590,734  $34,241,989
                                          ========                ===========   ========    ==========  ===========  ===========

o Mr. Ivory does not have a Salary Continuation Plan, however, he has a Salary Deferral Plan.

**   Mr. Wacknitz received $125,000 in retirement benefits in 2005.

Executive Employment Agreements

The Bank entered into an employment agreement with Mr. Flores ("Flores Agreement") effective January 27, 2005. Under the Flores Agreement, the initial base salary is $180,000, which may be increased in the discretion of our Board of Directors, upon the recommendation of the Executive Officer Compensation Committee. In addition, the Flores Agreement provides for four weeks of vacation, the use of a Bank-owned and maintained automobile, group medical benefits and participation in the Bank's 401K Plan. Mr. Flores received, under the terms of the Flores Agreement, a 20,000 share stock option. All of Mr. Flores' unvested options will accelerate and vest upon a change of control. Mr. Flores is also entitled to a deferred compensation arrangement with the Bank subject to terms to be agreed upon by the Bank and Mr. Flores. As bonus compensation, Mr. Flores is entitled to receive 20 basis points of the total original principal amount of originated 7a and 504 SBA loans (collectively "SBA Loans") as well as construction, conventional and business and industry loans related to and made in conjunction with SBA Loans. If Mr. Flores is terminated without cause or within six months of a change of control, he would be entitled to receive the greater of: (i) $90,000; or (ii) six months of base salary.

Mr. Flores also has entered into a Salary Continuation Agreement with the Bank dated June 1, 2005. Benefits under the plan are contingent upon a multitude of factors including the applicable vesting schedule, the reason for termination (retirement as opposed to a change of control, for example) and the timing of the event giving rise to the payment, which payment can be, in some instances, in a one-time lump sum payment at present value (except that in the case of a change in control, the payment would be at the fully vested value) or payments over a period of years. Refer to the chart on page 25 under the caption "Retirement Benefits" which addresses the plans currently in place and the anticipated benefits, based upon certain projections.

The Bank entered into an employment agreement with Mr. Ivory ("Ivory Agreement") effective on January 25, 2003. Under the Ivory Agreement, the initial annual base salary is $160,000, which may be increased in the discretion of our Board of Directors. On April 1, 2005, Mr. Ivory's base salary increased from $160,000 to $170,000. In addition, the Ivory Agreement provides for four weeks of vacation, the use of a Bank-owned and maintained automobile, group medical benefits, participation in the Bank's 401K Plan and eligibility to participate in the Bank's senior management retirement programs, as determined from time to time. Further, Mr. Ivory is entitled to receive 7.5 basis points of total loan production generated out of the El Cajon office (excluding lines of credit), plus 2.5% of annual after-tax profits of the El Cajon office. If terminated without cause, Mr. Ivory is entitled to receive three months' salary. Options received by Mr. Ivory that are not vested at the time of a change of control will accelerate and vest.

Mr. Ivory also has entered into an Executive Deferred Compensation Agreement with the Bank dated April 1, 2001. This agreement allows Mr. Ivory to defer $40,000 per year of income, and then have that deferred amount paid to him at retirement (age 57) or termination of employment. The deferred amount earns 10% per annum interest, compounded monthly. As of December 31, 2005, interest earned on amounts deferred is $51,871.

Mr. Ivory also has entered into a Split Dollar Agreement with the Bank dated September 30, 2004. This agreement provides that Mr. Ivory and the Bank split a death benefit according to a vesting schedule.

Mr. Shepherd entered into a Salary Continuation Agreement with the Bank dated September 30, 2004. Benefits under the plan are contingent upon a multitude of factors including the applicable vesting schedule, the reason for termination (retirement as opposed to a change of control, for example) and the timing of the event giving rise to the payment, which payment can be, in some instances, in a one-time lump sum payment at present value (except that in the case of a change of control, the payment would be at the fully vested value) or payments over a period of years. Refer to the chart on page 25 under the caption "Retirement Benefits" which addresses the plans currently in place and the anticipated benefits, based upon certain projections.

The Bank entered into an employment agreement with Mr. Wacknitz ("Wacknitz Agreement") effective as of January 1, 2003. Under the Wacknitz Agreement, the initial annual base salary is $210,000, which may be increased in the discretion of our Board of Directors. Mr. Wacknitz' base salary for 2005 was $350,000 and for 2006 it will be $400,000. In addition, the Wacknitz Agreement provides for six weeks of vacation, the use of a Bank-owned and maintained automobile, group medical benefits, term life insurance benefits equal to at least $250,000, long-term disability benefits equal to at least $120,000 per year before age 65 and $10,000 per month paid by the Bank in the event disability payments are not made by an insurer. After age 65, in the event of disability, Mr. Wacknitz will receive from the Bank the difference between the amount received from the insurer and $15,000 per month. Further, Mr. Wacknitz is entitled to receive a bonus of 6% of profits before taxes and bonus accrual of the Company if certain performance standards are met, provided, however, at the request of Mr. Wacknitz, beginning for the year 2006 and thereafter, through an amendment to the Wacknitz Agreement, the bonus percentage has been reduced to 5%. If terminated within one year before or after a change of control, without cause, or if Mr. Wacknitz terminates for good reason, Mr. Wacknitz will be entitled to receive the greater of one year of salary plus bonus as though a full year had lapsed or two years of salary. Unvested options will accelerate and vest upon a change of control.

Mr. Wacknitz also entered into two salary continuation agreements with the Bank. The first is dated January 28, 2004. The second (an amended and restated agreement) is dated September 30, 2004. Benefits under both plans are contingent upon a multitude of factors including the applicable vesting schedule, the reason for termination (retirement as opposed to a change of control, for example) and the timing of the event giving rise to the payment, which payment can be, in some instances, in a one-time lump sum payment at present value (except that in the case of a change of control, the payment would be at the fully vested value) or payments over a period of years. Refer to the chart on page 25 under the caption "Retirement Benefits" which addresses the plans currently in place and the anticipated benefits, based upon certain projections.

Mr. Wacknitz also has entered into an Executive Deferred Compensation Agreement with the Bank dated September 30, 2004. This agreement allows Mr. Wacknitz to defer income, and then have that deferred amount paid to him, at retirement (age
70) or termination of employment. The deferred amount earns 10% per annum interest, compounded monthly. As of December 31, 2005, interest earned on amounts deferred is $6,209.

Mr. Wacknitz also has entered into Split Dollar Agreements with the Bank dated September 30, 2004 and August 1, 2005. These agreements provide that Mr. Wacknitz and the Bank split a death benefit of the single premium life insurance premiums. The death benefit for Mr. Wacknitz is the remaining SCP Benefit according to a vesting schedule.

Mr. Word entered into a Salary Continuation Agreement with the Bank dated September 30, 2004. Benefits under the plan are contingent upon a multitude of factors including the vesting schedule, the reason for termination (retirement as opposed to a change of control, for example) and the timing of the event giving rise to the payment, which can be, in some instances, a one-time lump sum payment at present value or payments over a period of years. Refer to the chart on page 25 under the caption "Retirement Benefits" which addresses the plan and the anticipated benefits, based upon certain projections.

Mr. Word also has entered into a Split Dollar Agreement with the Bank dated September 30, 2004. This agreement provides that Mr. Word and the Bank split a death benefit of the single premium life insurance premiums. The death benefit for Mr. Word is the remaining SCP Benefit according to a vesting schedule.

Bonus Pool Arrangement

The Bank has established a bonus pool arrangement under which the Bank earmarks approximately 10% of the pre-tax, pre-bonus net income of the Company to pay incentive bonuses to certain officers of the Bank. The Named Executives designated below as well as other officers of the Bank may receive incentive bonus payments. The bonus paid to some officers is discretionary and for others, the amount is fixed in the Employment Agreement of the involved individual.

For the year ended December 31, 2005, pursuant to the Employment Agreement of Stephen H. Wacknitz, CEO, President and Chairman of the Bank, he is entitled to receive 6% of the pre-tax, pre-bonus net income of the Company. For the year ended December 31, 2006, pursuant to his Employment Agreement, he is entitled to receive 5% of the pre tax, pre bonus net income of the Company.

Upon a recommendation of the Executive Compensation Committee and approval by the Board of Directors, Thomas M. Shepherd, Senior Executive Vice
President/Chief Credit Officer and Scott J. Word, Executive Vice
President/Senior Lending Officer, may receive an annual incentive bonus based upon performance.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

There have been no transactions, or series of similar transactions, during 2005, or any currently proposed transaction, or series of similar transactions, to which our Company or the Bank was or is to be a party, in which the amount involved exceeded or will exceed $60,000 and in which any director (or nominee for director) of our Company, Executive Officer of our Company or the Bank, any shareholder owning of record or beneficially 5% or more of our common stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest except: (i) as described above under the headings "INFORMATION ABOUT CORPORATE GOVERNANCE AND OUR DIRECTORS AND EXECUTIVE OFFICERS," "EXECUTIVE OFFICERS AND COMPENSATION" and "SUMMARY COMPENSATION TABLE"; (ii) as discussed under "Indebtedness of Management" immediately below; and (iii) our Company provided an indemnity to our transfer agent on behalf of Director Aichle and related entities in connection with the issuance of stock certificates to replace lost certificates representing 72,244 shares of common stock, and Director Aichle and his related entities, in turn, indemnified our Company in connection with any losses we may incur as a result of the provision of the indemnification to our transfer agent.

Indebtedness of Management

The Bank has had, and expects in the future to have, banking transactions in the ordinary course of its business with many of the Bank's and our Company's directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders may be involved, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2005 such banking transactions were entered into and made in the ordinary course of business and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to executive officers of the Bank and our Company are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, and other federal and state laws and regulations.

                         COMMON STOCK PERFORMANCE CHART

Set forth below is a line graph comparing the cumulative total stockholder return on our common stock, based on its market price, with the cumulative total return on companies on the NASDAQ Stock Market (U.S.), and the NASDAQ Bank Index, assuming reinvestment of dividends for the period beginning December 31, 2000 and ending December 31, 2005. This graph assumes that the value of the investment in our common stock and each of the comparison groups was $100 on December 31, 2000.

Trading in our common stock is through The NASDAQ National Market. We have experienced many periods of light trading volume. During such periods, the sales price may not be a reliable indication of market value. The prices presented for our common stock are not necessarily indicative of future performance.


                      COMPARATIVE STOCK PERFORMANCE GRAPH

                        [DATA REPRESENTS OMITTED CHART]


                     TMCV        NASDAQ      NASDAQ BANK
    12/31/2000      100.00       100.00      100.00
    12/31/2001      162.56        79.18      108.85
    12/31/2002      215.33        54.44      111.95
    12/31/2003      459.59        82.09      144.51
    12/31/2004      604.27        89.59      165.62
    12/31/2005      775.19        91.54      160.57


    12/31/1999      100.00       100.00      100.00
    12/31/2000       67.14        60.31      114.23
    12/31/2001      109.14        47.84      123.68
    12/31/2002      144.57        33.07      126.55
    12/31/2003      308.57        49.45      162.92
    12/31/2004      405.71        53.81      186.45
    12/31/2005      520.46

                   SELECTION OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We selected the independent registered public accounting firm of Crowe Chizek and Company, LLC ("Crowe Chizek") for the 2005 fiscal year. Although Vavrinek, Trine, Day & Co., LLP ("Vavrinek") has audited the accounts of the Bank since 1996 and of our Company since its creation in mid-2002, we agreed with Vavrinek that we would engage a firm for the 2005 fiscal year that has more resources to match our anticipated growth and operating complexity as well as more accelerated filer clients with stock that is publicly traded, like us. This decision was approved by our Audit Committee and our Board. Vavrinek has never issued to us an adverse opinion or a disclaimer of opinion, nor have there been, at any time, any disagreements on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, or otherwise that would have caused Vavrinek to make reference to the subject matter of the disagreements in connection with its reports.

Crowe Chizek's audit services include the annual audit examination, limited reviews of unaudited quarterly financial data, assistance in filings with various regulatory authorities, aid with the Annual Report to Shareholders and the provision of information regarding accounting principles and practices followed by the Bank and our Company in preparing its financial statements.

Audit Fees/Auditors to be Present

      Fees incurred through the record date for services provided by the Company's independent registered public accounting firms for these periods were:


                                       Crowe Chizek      Vavrinek     Vavrinek
                                           2005            2005         2004
                                       -------------    ----------   ----------

     Audit Fees                           $291,000       $ 11,400    $ 47,000
     Audit-Related Fees                   $      0       $ 38,000    $ 37,700
     Tax Fees                             $      0       $  2,200    $  6,000
     All Other Fees
                                          $  8,500       $  1,750    $      0
                                       -------------    ----------   ----------
               Total                      $299,500       $ 53,350    $ 90,700
                                       =============    ==========   ==========

      The Crowe Chizek audit fees include the audit of the Company's consolidated financial statements and the audit of the Company's Internal Controls Over Financial Reporting. The Tax Fees of $2,200 in 2005 was for Vavrinek to assist in the 2nd and 3rd quarter estimated tax payments. The $11,400 Vavrinek audit fees for 2005 was for the 1st and 2nd Quarter 10Q review, and the 2005 Vavrinek audit related fees are for the final review of the Internal Controls Over Financial Reporting for 2004. Under All Other Fees, $8,500 was incurred for Crowe Chizek to review the Bank's Salary Continuation Agreements and $1,750 for Vavrinek to review the 2004 audit with Crowe Chizek.

      The Audit Committee previously adopted an Audit and Non-Audit Services Pre-Approval Policy for pre-approval of engagements for audit, audit-related and non-audit services by the independent registered public accounting firms. The policy requires that all audit services, audit-related services and tax services to be performed by the independent registered public accounting firms be pre-approved by the Audit Committee. Under the policy, unless a type of service has received general pre-approval, any such service will require specific approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

      Representatives of Crowe Chizek will be present at the Annual Meeting and representatives will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act requires our and the Bank's directors and Executive Officers, and holders of more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of any equity securities of our Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that all required forms were filed, we believe that, during 2005, all Section 16 filing requirements were met except that Form 3s were inadvertently filed late on behalf of James Andrews and Robert Flores in March 2006 for 2002 and 2005, respectively.

                             ADDITIONAL INFORMATION

Under the Securities and Exchange Act at Sections 13 and 15(d), periodic and current reports must be filed with the SEC. Our Company electronically files the following reports with the SEC: Form 10-K (Annual Report), Form 10-Q (Quarterly Report), Form 8-K (Current Report) and Schedule 14A (Proxy Statement). We may file additional forms. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.W., Washington D.C. 20549 and may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site, www.sec.gov, through which all forms filed electronically may be accessed. Additionally, all forms filed with the SEC are accessible through our website by way of a hyperlink to the SEC website. Additional shareholder information is available free of charge on our website: www.temvalbank.com. We post our annual reports to our website as soon as reasonably practicable after filing them with the SEC. None of the information on or hyperlinked from our website is incorporated into this proxy statement.

                                  OTHER MATTERS

Our Board of Directors has no knowledge of any other matter that may come before the meeting, and does not intend to present any other matters. However, if any other matters shall come before the meeting or any adjournment or postponement thereof (including the election of any one or more substitutes for any of the foregoing nominees who are unable to, or for good reason will not, serve on our Board of Directors), the persons named as proxy holders will have the discretion and authority to vote the shares represented by a proxy in accordance with their best judgment.

                                  ANNUAL REPORT

We have enclosed with this proxy statement our annual report for 2005 along with the opinion of Crowe Chizek and Company, LLC, the independent registered public accounting firm engaged by us.

Upon written request by any person entitled to vote at the meeting, addressed to Donald A. Pitcher, Secretary of our Company, at 27710 Jefferson Avenue, Suite A100, Temecula, CA 92590, we will provide, without charge, a copy of our 2005 annual report on Form 10-K, including the financial statements and the schedule thereto filed with the SEC pursuant to the Securities and Exchange Act.


                                     By Order of the Board of Directors



                                     Donald A. Pitcher
                                     Secretary

Temecula, California
April 18, 2006

                                   APPENDIX I


                          Nominating Committee Charter

                          NOMINATING COMMITTEE CHARTER

                                       FOR

                        TEMECULA VALLEY BANCORP INC. AND

                           TEMECULA VALLEY BANK, N .A.







                        Adopted by the Board of Directors
                                  May 25, 2005

                          NOMINATING COMMITTEE CHARTER


                                    Authority

The Nominating Committee is appointed by the Board to discharge the duties of the Board relating to the selection and nomination of persons to serve on the Board and in corporate governance issues.

The members of the Nominating Committee shall meet the independence requirements of the Securities and Exchange Commission and the Nasdaq National Market Rules. The Nominating Committee shall be composed of at least three directors who shall be appointed by the Board.

The Nominating Committee shall have the authority to retain and terminate consultants or a search firm, including authority to approve the search firm's fees and other retention terms, to be used to identify director candidates. The Nominating Committee may request any officer or employee of the Company or the Company's outside counsel to attend a meeting of the Nominating Committee or to meet with any members of, or consultants to, the Nominating Committee.

                                Responsibilities

The Nominating Committee shall:

o Review and reassess the performance of the Nominating Committee and the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

o    Maintain minutes of meetings and make regular reports to the Board.

o    Make recommendations regarding the size and composition of the Board.

o Establish and recommend to the Board criteria for the selection of new directors to serve on the Board.

o Identify individuals qualified to become Board members, consistent with criteria approved by the Board.

o Make the director nominee recommendations to the Board for the next annual meeting of shareholders.

o    Oversee the evaluation of the Board members.

o Recommend the appropriate committee structure of the Board and recommend Board committee assignments and any changes to such assignments.

o Act as a forum to hear special concerns that might arise that require the attention of the Board's independent directors.

o Make periodic recommendations for improving the Board's effectiveness and discuss annually with the full Board its effectiveness.

o Any nominee, whether suggested by one of our shareholders or by a member of our Board, will receive the same consideration, so long as the recommending shareholders represent at least five percent of our outstanding voting securities and such securities have been held for at least one year prior to the time of such nomination. In the event, a nomination is made by holders of less than five percent or holders that have held our securities for less than a year, the Board is under no obligation to consider the proposed candidate but it may do so, in its sole discretion.


                                 REVOCABLE PROXY - TEMECULA VALLEY BANCORP INC.
                                   ANNUAL MEETING OF SHAREHOLDERS - May 23, 2006
                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Temecula Valley Bancorp Inc. (the "Company") hereby constitutes and appoints Dr.
Steven W. Aichle and Mr. Neil M. Cleveland, with power to appoint their respective substitutes, as attorney and proxy to appear, attend and vote all shares of the Company which the undersigned is entitled to vote at the
Annual Meeting of Shareholders to be held at the main offices of the Company, 27710 Jefferson Avenue, Suite A100,
Temecula, California on Tuesday, May 23, 2006 at 6:00 p.m. local time, and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat. The Board of Directors of the Company recommends a vote "FOR" the proposal herein.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF
THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE
ACTIONS PROPOSED ON THIS PROXY ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS
VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING AT THE
ANNUAL MEETING IN PERSON.

                                 (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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                                        Vote by Internet, Telephone or Mail
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                          24 Hours a Day - 7 Days a Week
        Your Internet or Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
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

INTERNET                                     TELEPHONE                      MAIL
www.proxyvoting.com/tmcv                     1-888-426-7035                 Mark, sign and date your proxy
Use the Internet to vote your                                               card and return it in the enclosed
proxy. Have your proxy card                                                 postage-paid envelope.
in hand when you access the
web site. You will be prompted
to enter your control number,
located in the box below, to
create and submit an electronic
ballot.

                                If you vote your proxy by Internet or by Telephone
                                   you do NOT need to mail back your proxy card.


                                               FOLD AND DETACH HERE
     - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                            Please date, sign and mail
                                          your proxy card in the envelope
                                           provided as soon as possible.


                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.

                           PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x].
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

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
1.   Election of Directors. To elect the following seven (7) persons to the Board of Directors of the Company to serve until the next annual meeting and until their successors are elected and qualified:

     [  ]  FOR ALL NOMINEES                                   NOMINEES:
                                                                       01.  Steven W. Aichle
     [  ]  WITHHOLD AUTHORITY FOR ALL NOMINEES                         02.  Robert P. Beck
                                                                       03.  Neil M. Cleveland
     [  ]  FOR ALL EXCEPT (see instructions below)                     04.  George Cossolias
                                                                       05.  Luther J. Mohr
                                                                       06.  Stephen H. Wacknitz
                                                                       07.  Richard W. Wright

Instruction:  To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:


  IF THE UNDERSIGNED SHAREHOLDER WISHES TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS, THE UNDERSIGNED MUST
  APPEAR AND VOTE IN PERSON AT THE 2006 ANNUAL MEETING. IF ANY SHAREHOLDER GIVES PROPER NOTICE AT THE 2006 ANNUAL
  MEETING OF HIS OR HER INTENTION TO CUMULATE VOTES IN THE ELECTION OF DIRECTORS, THE PROXY HOLDER WILL HAVE THE
  FULL DISCRETION AND AUTHORITY TO VOTE CUMULATIVELY EXCEPT TO THE EXTENT DESCRIBED IN THE PROXY STATEMENT.

                                                     Date:_________________________________________________


                                                          _________________________________________________


                                                          _________________________________________________
                                                                           Signature(s)

                                                     I (We) will |_| will not |_| attend the Annual Meeting in
                                                     person.

                                                     NOTE: Please sign exactly as your name or names appear on
                                                     this Proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian,
                                                     please give full title as such. If the signer is a
                                                     corporation, please sign full corporate name by a duly
                                                     authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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